Exhibit (d)(6)(i)(A)(iii)

EQ ADVISORS TRUST

FORM OF AMENDMENT NO. 2 TO THE

INVESTMENT ADVISORY AGREEMENT

AMENDMENT NO. 2 to the Investment Advisory Agreement effective as of [            , 2012] (“Amendment No. 2”) between AXA Equitable Funds Management Group, LLC, a New York corporation (“FMG LLC” or “Manager”) and AllianceBernstein L.P., a Delaware limited partnership (“Alliance” or “Adviser”).

FMG LLC and Alliance agree to modify the Investment Advisory Agreement dated as of May 1, 2011, as amended, (“Agreement”) as follows:

1.         New Portfolios. FMG LLC hereby appoints Alliance to serve as the Adviser to an Allocated Portion of EQ/Emerging Markets Equity PLUS Portfolio, EQ/International Small Cap PLUS Portfolio, EQ/Natural Resources PLUS Portfolio and EQ/Real Estate PLUS Portfolio (“New Portfolios”).

2.         Existing Portfolios. The Manager hereby reaffirms its appointment of the Adviser as the investment adviser to the following Portfolios or an Allocated Portion of a Portfolio, as applicable: ATM International Portfolio, ATM Large Cap Portfolio, ATM Mid Cap Portfolio, ATM Small Cap Portfolio, AXA Tactical Manager 2000 Portfolio, AXA Tactical Manager 400 Portfolio, AXA Tactical Manager 500 Portfolio, AXA Tactical Manager International Portfolio, EQ/AllianceBernstein Dynamic Wealth Strategies Portfolio, EQ/AllianceBernstein Small Cap Growth Portfolio, EQ/Common Stock Index Portfolio, EQ/Equity 500 Index Portfolio, EQ/International Equity Index Portfolio, EQ/Large Cap Growth Index Portfolio, EQ/Large Cap Value PLUS Portfolio and EQ/Quality Bond PLUS Portfolio.

3.         Duration of Agreement.

a.	Except as noted in subsection (b) below, with respect to each Portfolio specified in Appendix A to the Agreement (except as provided below), the Agreement will continue in effect for a 12 month period beyond August 31, 2012 and may be continued thereafter pursuant to subsection (c) below.

b.	With respect to the New Portfolios specified in Amendment No. 2, the Agreement will continue in effect for a period of two years beginning [ , 2012] and may be continued thereafter pursuant to subsection (c) below.

c.	With respect to each Portfolio, the Agreement shall continue in effect annually after the date specified in subsection (a) or (b), as the case may be, only so long as such continuance is specifically approved at least annually by a majority of the Trustees who are not a party to the agreement or interested persons (as defined in the Investment Company Act of 1940, as amended (“1940 Act”) (“Independent Trustees”), and by either the Board of Trustees or a vote of a majority of the outstanding shares of the Portfolio. The required shareholder approval of the Agreement or of any continuance of the Agreement shall be effective with respect to a Portfolio if a majority of the outstanding voting securities of the series (as defined in Rule 18f-2(h) under the 1940 Act) vote to approve the Agreement or its continuance, notwithstanding that the Agreement or its continuance may not have been approved by majority of the outstanding voting securities of (a) any other Portfolio affected by the Agreement, or (b) all the Portfolios of the Trust.

4. Appendix A. Appendix A to the Agreement setting forth the Portfolios of the Trust for which the Adviser is appointed as the investment adviser is hereby replaced in its entirety by Appendix A attached hereto.

5. Appendix B. Appendix B to the Agreement setting forth the fee payable to the Adviser with respect to each Portfolio is hereby replaced in its entirety by Appendix B attached hereto.

6. Ratification. Except as modified and amended hereby, the Agreement is hereby ratified and confirmed in full force and effect in accordance with its terms.

IN WITNESS WHEREOF, the parties have executed and delivered this Amendment No. 2 as of the date first set forth above.

AXA EQUITABLE FUNDS MANAGEMENT GROUP, LLC		ALLIANCEBERNSTEIN L.P.

By:		By:
	Steven M. Joenk		Name:
	Chairman, Chief Executive Officer and President		Title:

APPENDIX A

AMENDMENT NO. 2

TO THE

INVESTMENT ADVISORY AGREEMENT

ATM International Portfolio

ATM Large Cap Portfolio

ATM Mid Cap Portfolio

ATM Small Cap Portfolio

AXA Tactical Manager 2000 Portfolio

AXA Tactical Manager 400 Portfolio

AXA Tactical Manager 500 Portfolio

AXA Tactical Manager International Portfolio

EQ/AllianceBernstein Dynamic Wealth Strategies Portfolio

EQ/AllianceBernstein Small Cap Growth Portfolio

EQ/Common Stock Index Portfolio

EQ/Emerging Markets Equity PLUS Portfolio

EQ/Equity 500 Index Portfolio

EQ/International Equity Index Portfolio

EQ/International Small Cap PLUS Portfolio

EQ/Large Cap Growth Index Portfolio

EQ/Large Cap Value PLUS Portfolio

EQ/Natural Resources PLUS Portfolio

EQ/Quality Bond PLUS Portfolio

EQ/Real Estate PLUS Portfolio

APPENDIX B

TO THE

INVESTMENT ADVISORY AGREEMENT

FEE SCHEDULE

Related Portfolios	Annual Advisory Fee Rate***

Special Equity Portfolios†, which shall include the following Portfolios or Allocated Portions of a Portfolio (collectively referred to as “Special Equity Portfolios”):

EQ/AllianceBernstein Small Cap Growth Portfolio

Multimanager Mid Cap Growth Portfolio*,**

TO BE PROVIDED

General Equity Portfolios, which shall include the following Portfolios or Allocated Portions of a Portfolio (collectively referred to as “General Equity Portfolios”)

EQ/Large Cap Value PLUS Portfolio*

Multimanager Large Cap Core Equity Portfolio*,**

TO BE PROVIDED

Tactical Manager Portfolios, which shall include the Index Allocated Portions of the following Portfolios

EQ/Large Cap Value PLUS Portfolio*

Multimanager Aggressive Equity Portfolio*

Multimanager Large Cap Core Equity Portfolio*

Multimanager Large Cap Value Portfolio* (collectively referred to as “Tactical Manager Portfolio”)

TO BE PROVIDED
Portfolios	Annual Advisory Fee Rate
EQ/AllianceBernstein Dynamic Wealth Strategies Portfolio	TO BE PROVIDED
EQ/Equity 500 Index Portfolio	TO BE PROVIDED
EQ/Common Stock Index Portfolio	TO BE PROVIDED
EQ/Large Cap Growth Index Portfolio	TO BE PROVIDED

Portfolios	Annual Advisory Fee Rate
EQ/Quality Bond PLUS Portfolio*	TO BE PROVIDED
EQ/International Equity Index Portfolio†	TO BE PROVIDED

ATM International Portfolio*

ATM Large Cap Portfolio*

ATM Mid Cap Portfolio*

ATM Small Cap Portfolio*

AXA Tactical Manager 2000 Portfolio *

AXA Tactical Manager 400 Portfolio *

AXA Tactical Manager 500 Portfolio*

AXA Tactical Manager International Portfolio*

TO BE PROVIDED
EQ/Natural Resources PLUS Portfolio* EQ/Real Estate PLUS Portfolio*	TO BE PROVIDED
EQ/Emerging Markets Equity PLUS Portfolio*	TO BE PROVIDED
EQ/International Small Cap PLUS Portfolio*	TO BE PROVIDED

*	This Portfolio has been designated a “multi-adviser portfolio” and AllianceBernstein L.P. receives a fee based on a discrete portion of the Portfolio’s assets that have been allocated to it by the Manager, which is referred to as the “AllianceBernstein Allocated Portion.”
**	This Portfolio includes an Allocated Portion of another registered investment company (or series or portions thereof) that is managed by the Manager and advised by the Adviser and is classified as “Special Equity Portfolios” or “General Equity Portfolios.”
***	The daily advisory fee for the Related Portfolios is calculated by multiplying the aggregate net assets of the Related Portfolios at the close of the immediately preceding business day by the Annual Advisory Fee Rate calculated as set forth above and then dividing the result by the number of days in the year. The daily fee applicable to each Portfolio or Allocated Portion is the portion of the daily advisory fee for the Related Portfolios that is equal to the Portfolio’s or Allocated Portion’s net assets relative to the aggregate net assets of the Related Portfolios, including the Portfolio, used in the fee calculation for that day.
†	Assets of EQ/International Equity Index Portfolio will be aggregated with the Special Equity Portfolios for calculating the advisory fee applicable for the Special Equity Portfolios.